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                   Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 2, 1998, in the Registration Statement on Form S-1 and related Prospectus of Family Christian Stores, Inc. dated August 6, 1998.


Grand Rapids, Michigan
August 4, 1998